Exhibit 99.1

News Release

For Immediate Release	For Further Information, Contact:
May 28, 2025	Marisa Monte, Hines
Marisa.Monte@hines.com

HINES GLOBAL INCOME TRUST GROWS INDUSTRIAL PORTFOLIO WITH $309 MILLION IN EAST COAST ACQUISITIONS

HGIT Leverages Market Dynamics for Strategic Growth

(HOUSTON)—Hines, the global real estate investment manager, today announced that Hines Global Income Trust, Inc. (“Hines Global Income Trust” or “HGIT”) has grown its industrial presence with the acquisition of three East Coast assets, including:

▪A 2.5 million square foot portfolio, purchased from The Davis Companies (Davis), that encompasses:
•Two 100% leased Class A distribution facilities within the Georgia International Trade Center, centrally located in the high-growth market of Savannah.
•Two 80% leased Class A warehouse/distribution facilities within Upton Crossing, a warehouse campus in Wilmington, Massachusetts.
▪I-85 Logistics Center, a Class A 100% leased cross-dock distribution facility located in Greenville-Spartanburg, South Carolina.

The Georgia International Trade Center was acquired indirectly through a Delaware statutory trust (“DST”) and is part of HGIT’s DST program. These recent deals showcase HGIT’s ability to capitalize on opportunities across markets. With the help of Hines’ local teams, HGIT seeks to identify stable assets with strong long-term income and growth potential. Its diversified portfolio, valued at $4.58 billion as of April 30, 2025, is two-thirds-weighted to the industrial and living sectors.

“Hines continues to see potential in the industrial sector, especially in high-growth markets. As East Coast ports continue to diversify, coupled with the ongoing demographic growth in the Sunbelt, demand for strategically located industrial space remains steady” said Alfonso Munk, Co-Head of Investment Management at Hines. “Our local market expertise and deal sourcing capabilities allow Hines Global Income Trust to be well-positioned to take advantage of these opportunities.”

More on Georgia International Trade Center

The two distribution facilities total 2.2 million square feet and are fully leased to a Fortune 50 home improvement retailer and a global third-party logistics provider. The Georgia International Trade Center (GITC) is a fully-leased, master-planned industrial park developed through a joint venture of Davis and Stonemont Financial Group, encompassing over 7.7 million square feet of Class A manufacturing and warehouse space across ten buildings. The site is located approximately ten miles from the Port of Savannah, the third-largest container port in the U.S., largest port in the Sunbelt, and fastest growing port on the East Coast. The sale of the final two buildings marks the completion of Davis’ and Stonemont’s business plan for this master-planned park.

Savannah has emerged as a major East Coast distribution hub, with the port serving as a nexus for the region's rail and road transportation network. Beyond distribution, Savannah also serves as a hub for manufacturing, with Hyundai recently delivering a 17 million square foot, $7.6B auto plant that will bring 8,500 jobs to the area.

More on Upton Crossing

The two properties total 215,000 square feet and are 81% leased to a global third-party logistics provider, a medical device company, and a snack food company. They are situated within the newly built Upton Crossing, a warehouse/distribution campus adjacent to I-93 and within close proximity to I-95, I-495, Downtown Boston, and Logan Airport. Since its acquisition in 2021, Davis successfully redesigned and re-permitted the site to accommodate industrial distribution buildings.
The North Boston market is driven by distribution to downtown Boston and the densely populated northern suburbs. With limited new development in Boston’s North submarkets, strong access, and limited competitive supply, Upton Crossing benefits from the demand from a diverse range of tenants, including distribution and e-commerce, making it an attractive opportunity.

“For Davis, the priority is always to secure good sites, build quality buildings, and lease to strong tenants. The ultimate reward is a sale to an owner who values the durable cash flows we create in the best-of-class buildings we construct,” said David Allen, Senior Vice President at The Davis Companies. “We are grateful to our partners, leasing teams, and Eastdil Capital Markets for helping execute this sale, which we believe will be a valuable investment for Hines.”

More on I-85 Logistics Center

This property is a 408,000 square-foot, newly built Class A cross-dock distribution facility that is 100% leased to Vertiv. The Greenville-Spartanburg market offers strategic advantages for logistics and manufacturing users, driven by its prime location along the I-85 corridor, which provides access to key Sunbelt growth markets, the Greer Inland Port with a direct rail link to the Port of Charleston, and exceptional logistics infrastructure.

I-85 Logistics Center is located within half a mile of Vertiv’s new 215,000 square-foot manufacturing facility, and near its existing R&D facility, further establishing their footprint and investment in the market.

Ryan Wood and Tom Griggs, members of Hines’ U.S. Sunbelt and East industrial teams, led these three acquisitions.

About Hines Global Income Trust

Hines Global Income Trust is a public, non-listed real estate investment trust sponsored by Hines. It commenced operations in 2014 and invests in commercial real estate investments located in the United States and internationally. For additional information about HGIT, visit www.hinesglobalincometrust.com.

About Hines

Hines is a leading global real estate investment manager. We own and operate $90.1 billion¹ of assets across property types and on behalf of a diverse group of institutional and private wealth clients. Every day, our 5,000 employees in 30 countries draw on our 68-year history to build the world forward by investing in, developing, and managing some of the world’s best real estate. To learn more, visit www.hines.com and follow @Hines on social media.

¹Includes both the global Hines organization and RIA AUM as of December 31, 2024.

About Davis

Davis is a vertically integrated real estate investment, development and management firm that leverages five decades of experience, the strength of its leadership team and employees and a diversified portfolio to deliver maximum value for its investors and tenants. Headquartered in Boston and investing across the United States,

Davis prides itself on taking a nimble, collaborative approach to delivering best-in-class results from complex opportunities. Since inception, Davis has invested in $13.2 billion in gross asset value through real estate equity, debt and fixed-income securities, Davis today owns a real estate portfolio of approximately 15.4 million square feet of healthcare and life science, industrial, retail, office and hospitality properties and more than 5,600 residential units across the United States. For further information, visit www.thedaviscompanies.com.

Forward Looking Statements

Statements in this press release, including intentions, beliefs, expectations or projections relating to the acquisition described herein and HGIT’s ability to continue to build its investment portfolio in a manner that meets its investment objectives, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, the potential long-term performance of these properties, future economic, competitive and market conditions, the availability of additional buying opportunities for HGIT, and future business decisions that may prove to be incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with Hines being able to successfully manage these properties, risks associated with an economic downturn in the regions or the industrial sector, and other risks described in the “Risk Factors” section of HGIT’s Annual Report on Form 10 K for the year ended December 31, 2024, as updated by its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements.

No Offer of Securities
This press release shall not be deemed an offer to sell, or a solicitation of an offer to purchase, any securities. No one can invest directly in HGIT’s DST program.